UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment Number 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 N. Florida Mango Road, Suite 30

West Palm Beach, FL 33409

(Address of principal executive offices) (Zip Code)

(561) 235-2295

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Integrated Cannabis Solutions, Inc. is referred to herein as “Integrated Cannabis, “we”, “our”, or “us”.

EXPLANATORY NOTE

This April 10, 2023, 8-K Amendment is to disclose an April 6, 2023 Addendum Agreement to the November 30, 2022, Acquisition Agreement with Houdini Group, Inc., Global Consortium Group, LLC, and Tomas Roland, as summarized below.

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2022, we completed an acquisition agreement described in Item 1.01 of our December 1, 2022 Form 8-K, as follows, which agreement is amended pursuant to the April 6, 2023 Addendum Agreement as described below.

November 30, 2022 Acquisition Agreement with Houdini Group, Inc., Global Consortium Group, LLC, and Thomas Roland

On November 30, 2022, we completed an acquisition agreement between and among us as Integrated Cannabis Solutions, Inc., a Nevada Corporation and Securities and Exchange Commission reporting company, Houdini Group, Inc.  (“Houdini” or “Buyer”), a Nevada corporation and our wholly owned subsidiary, Global Consortium Group, LLC. (“Global”), a California Corporation (“Global”), and Thomas Roland, Global’s President (“Roland”).  Global and Roland are collectively referred to herein as the “Seller.” The agreement provides for the 100% acquisition of Global pursuant to the following provisions: (a) the closing date for the 100% Acquisition of Global will be 3 days after the audited financials have been presented and accepted by the Buyer; (b) Houdini shall issue 250,000 shares of its Common stock to Roland; (c) we, as Integrated Cannabis,  agree to invest $1,000,000 in Houdini after the Closing from the proceeds of a Regulation   A Offering that we will file;  (d) if the investment is not completed within 60 days after an audit is delivered, then Roland can either choose to extend the time for the investment or request 150,000 additional shares of Houdini be issued to him, or rescind the transaction; (e) upon the Closing, the operations of Global shall become the operations of the Buyer; (f) Roland shall remain as the President of Global and continue to manage its operations; (g) after the Closing, we will appoint Roland as a member of our Board of Directors or anyone he chooses to be his proxy to fill that seat; (h) prior to completion of the Closing, the Buyer and Roland shall complete an Employment Agreement providing for Roland’s responsibilities as Global’s President; (i) we will grant Cashless Stock Options to Roland, the terms and number of Stock Options of which shall be subject to negotiation between the Parties.

Global, which operates Houdini as a DBA, is a California cannabis extraction company that develops and manufactures quality THC oils and concentrates.

Addendum Agreement dated April 6, 2023, to the November 30, 2022, Acquisition Agreement

On April 6, 2023, we amended the consideration provisions of the above described November 30, 2022 Acquisition Agreement as follows:

1. CONSIDERATION

1.1 Houdini shall issue 250,000 shares of its Common stock to Roland.

1.2 Global shall work with Buyer to conduct an audit of its 2021 and 2022 financials.  If the audit is not completed within 90 days after Closing, then Houdini can either choose to extend the time for the audit or rescind the transaction.

1.3 Integrated Cannabis shall agree to invest $1,000,000 in Houdini after the Closing from the proceeds of a Regulation A Offering that Integrated Cannabis is filing.  If the investment is not completed within 90 days after Closing, then Roland can either choose to extend the time for the investment or rescind the transaction.

1.4 Upon the Closing, the operations of Global shall become the operations of the Buyer.

1.5 Buyer and Seller agree to bear all expenses incurred by this transaction, not limited to legal, accounting, and filing fees.  However, should either Buyer or Seller choose to rescind the transaction, they would need to pay the other party (the Buyer or the Seller as the circumstances dictate) One Hundred Thousand Dollars ($100,000) as a breakup fee.

2

2. MISCELLANEOUS

2.1 Except as expressly modified by this Addendum, all terms and provisions of the 11/30/22 Agreement shall remain in full force and effect.

ITEM 8.01. OTHER EVENTS.

Press Release dated April 10, 2023

On April 10, 2023, we will be issuing a press release titled “(Integrated Cannabis Solutions Closes Acquisition of Houdini Labs)” which press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.2	November 30, 2022 Agreement with Global Consortium Group, LLC (Filed previously on the December 2, 2022 Form 8-K and incorporated herein.)

10.3	April 6, 2023 Addendum to Acquisition Agreement*

99.1	April 10, 2023 Press Release*

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

__________

* Filed herewith

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED CANNABIS SOLUTIONS, INC.

Date: April 10, 2023	By:	/s/ Gene Caiazzo
Gene Caiazzo
Chief Executive Officer

4